POWER OF ATTORNEY

GUIDESTONE FUNDS, a Delaware statutory trust (the “Trust”), and its undersigned Director and officers, hereby nominates, constitutes and appoints Brandon Pizzurro, Melanie Childers, Matthew A. Wolfe, Alison M. Fuller, David W. Grim and Cillian M. Lynch (with full power to each of them to act alone) as its true and lawful attorney-in-fact and agent, for it and on behalf of its name, place and stead in any and all capacities, to make, execute and sign the Trust’s Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any and all amendments thereto, and to file with the U.S. Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement and amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned Directors and officers itself/themselves might or could do.

IN WITNESS WHEREOF, GUIDESTONE FUNDS has caused this power of attorney to be executed in its name by its President and attested by its Secretary and the undersigned Director have hereunto set their hands and seals at Dallas, Texas, this 29th day of February 2024.

GUIDESTONE FUNDS

By:	/s/ Brandon Pizzurro
Brandon Pizzurro
President

ATTEST:

/s/ Melanie Childers
Melanie Childers
Vice President – Fund Operations and Secretary

/s/ Jill R. Rayburn
Jill R. Rayburn
Director